Lithia Motors to Present at Jefferies Global Consumer Conference

MEDFORD, OR -- (Marketwire - June 21, 2011) - Lithia Motors, Inc. (NYSE: LAD) today announced that executive management will present at the Jefferies 2011 Global Consumer Conference in Nantucket, Massachusetts.

Lithia Motors is scheduled to present at the White Elephant Hotel, 50 Easton Street, Nantucket, Massachusetts at 8:30 a.m. ET. The presentation can be accessed by visiting investor relations at www.lithia.com and clicking on webcasts.

About Lithia
Lithia Motors, Inc. is the ninth largest automotive retailer in the United States. Lithia sells 26 brands of new and all brands of used vehicles at 86 stores, which are located in 12 states. Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

Sites
www.lithia.com
www.lithiacares.com
www.lithiajobs.com

Lithia Motors on Facebook
http://www.facebook.com/LithiaMotors

Lithia Life on Facebook
http://www.facebook.com/pages/Lithia-Lifecom/34360183908?ref=ts

Lithia Life on YouTube
http://www.youtube.com/user/LithiaLife

Lithia Life on Twitter
http://twitter.com/LithiaLife

For additional information on Lithia Motors, contact
John North
VP Finance and Controller
(541) 618-5748